INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES FIRST QUARTER 2019 RESULTS AND RESCHEDULES EARNINGS CONFERENCE CALL

Indianapolis, IN - May 10, 2019 - Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with specialized energy and heavy civil expertise, today announced that it is postponing its earnings call until Thursday, May 16, 2019. The purpose of the delay is to give the Company time to complete and disclose significant initiatives currently being undertaken by the Company. In the interim, the Company is providing the following first quarter highlights. In addition, the Company is also publishing its first quarter 2019 earnings presentation in a filing on Form 8-K today which can be accessed in the investor relations section of its website at www.iea.net.

Conference Call

IEA is postponing its previously scheduled conference call for today, Friday, May 10, 2019, and instead will hold the conference call to discuss its first quarter 2019 results on Thursday, May 16, 2019 at 11:00 a.m. EST. To join the conference call, please dial (877) 407-0784 (domestic) or (201) 689-8560 (international) and ask for the Infrastructure and Energy Alternatives’ First Quarter 2019 Conference Call. To listen via the Internet, please visit the investor section of the Company’s website at www.iea.net at least 15 minutes prior to the start of the call to download and install any necessary audio software. The conference call webcast will also be archived on the Company’s website for thirty days or by dialing 844-512-2921 and providing the replay pin number: 13690918.

First Quarter Highlights

•	Awarded $232 million of new contracts, including projects across all business units

•	Backlog increased from $2.1 billion at December 31, 2018 to $2.2 billion at March 31, 2019

•	Revenue increased 281% year-over-year to $190.8 million

•
Pro forma revenue increased 12% year-over-year, taking into account the 2018 acquisitions of Consolidated Construction Solutions (“CCS”) and William Charles Construction Group (“William Charles Construction”)

•	Gross margin was 3.5%, a significant improvement from the negative gross margin of 6.2% in the first quarter of 2018. Excluding the impact of the 2018 weather-impacted projects, gross margin was 4.4%

•	Successfully completed a $25 million sale and leaseback transaction on equipment obtained in the 2018 acquisitions to strengthen liquidity

•	Reiterating full-year 2019 guidance for $1.0 billion to $1.2 billion of revenues and $90 million to $100 million of Adjusted EBITDA

Backlog

Backlog as of March 31, 2019 totaled $2.2 billion, up from $2.1 billion at the end of the fourth quarter of 2018.

We define “backlog” as the amount of revenue we expect to realize from the uncompleted portions of existing construction contracts, including new contracts under which work has not begun and awarded contracts for which the definitive project documentation is being prepared, as well as the impact of change orders and renewal options.

2019 Outlook

The Company remains confident that with its existing backlog, growing pipeline of opportunities and continued strength across all of its end markets, it can confirm the guidance that was provided on the year-end earnings conference call.

For the full year 2019, we anticipate revenues in the range of $1.0 billion to $1.2 billion and Adjusted EBITDA to be in the range of $90 million to $110 million. For a reconciliation of Adjusted EBITDA and discussion of further adjustments for cost savings and synergies, please see the appendix to this release.

Form 10-Q

On Monday May 13, 2019, the Company anticipates filing a Form 12b-25 relating to its first Quarter 2019 Form 10-Q. This 12b-25 filing will grant the Company an additional five days to file its Form 10-Q for the first quarter of 2019 and still be deemed to have been a timely filer. The purpose of the delay is to give the Company time to complete and disclose significant initiatives currently being undertaken by the Company. The Company anticipates filing its Form 10-Q for the first quarter on Wednesday, May 15, 2019.

About IEA

Infrastructure and Energy Alternatives, Inc. (IEA) is a leading infrastructure construction company with specialized energy and heavy civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of three Tier 1 wind energy contractors in the United States and has completed more than 200 wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “seek,” “target,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this press release, regarding expectations for future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. These forward-looking statements are based on information available as of the date of this release and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	availability of commercially reasonable and accessible sources of liquidity;

•	our ability to generate cash flow and liquidity to fund operations;

•	the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

•	our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of CCS and William Charles;

•	consumer demand;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be adversely affected by economic, business, and/or competitive factors;

•	market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

•
our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

•
the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

•	the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

•	customer disputes related to the performance of services;

•	disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

•	our ability to replace non-recurring projects with new projects;

•	the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

•	the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

•	fluctuations in maintenance, materials, labor and other costs;

•	our beliefs regarding the state of the renewable wind energy market generally; and

•	the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact

Andrew Layman	Financial Profiles, Inc.
Chief Financial Officer	Larry Clark, Senior Vice President
Andrew.Layman@iea.net	lclark@finprofiles.com
765-828-2580	310-622-8223

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
Condensed Consolidated Statement of Operations
($ in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenue	$190,810	$50,135
Cost of revenue	184,037	53,220
Gross profit	6,773	(3,085)

Selling, general and administrative expenses	27,754	16,960
Loss from operations	(20,981)	(20,045)

Other expense, net:
Interest expense, net	(10,367)	(851)
Other expense	(170)	(11)
Loss before benefit for income taxes	(31,518)	(20,907)

Benefit for income taxes	8,629	3,515

Net loss	$(22,889)	$(17,392)

Net loss per common share - basic and diluted	(1.06)	(0.81)
Weighted average shares - basic and diluted	22,188,757	21,577,650

Non-U.S. GAAP Financial Measures

We define EBITDA as net income (loss), determined in accordance with GAAP, for the period presented, before depreciation and amortization, interest expense and provision (benefit) for income taxes. We define Adjusted EBITDA as net income (loss) plus depreciation and amortization, interest expense, provision (benefit) for income taxes, restructuring expenses, acquisition or disposition related expenses, non-cash stock compensation expense, and certain other non-cash charges, unusual, non-operating or non-recurring items and other items that we believe are not representative of our core business or future operating performance.

Adjusted EBITDA is a supplemental non-GAAP financial measure and, when considered along with other performance measures, is a useful measure as it reflects certain drivers of the business, such as revenue growth and operating costs. We believe Adjusted EBITDA can be useful in providing an understanding of the underlying operating results and trends and an enhanced overall understanding of our financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations or a measure comparable to net income as it does not consider certain requirements, such as capital expenditures and depreciation, principal and interest payments, and tax payments. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

The following table outlines the reconciliation from net income (loss) to Adjusted EBITDA for the periods indicated:

	Three Months Ended
(in thousands)	March 31,
	2019	2018
Net income (loss)	$(22,889)	$(17,392)
Interest expense, net	10,367	851
Provision (benefit) for income taxes	(8,629)	(3,515)
Depreciation and amortization	12,017	1,972
EBITDA	(9,134)	(18,084)
Transaction costs (1)	—	7,620
Diversification SG&A (2)	—	1,187
Credit support fees (3)	—	231
Consulting fees & expenses (4)	—	159
Non-cash stock compensation expense (5)	1,039	—
Acquisition integration costs (6)	3,380	—
Adjusted EBITDA	$(4,715)	$(8,887)

(1)
Transaction costs include legal, consulting, filing and other costs associated with the acquisition of IEA Energy Services by MIII Acquisition Corp. and the subsequent public listing of IEA securities on the NASDAQ stock exchange.

(2)
Diversification selling, general and administrative reflects the costs, including recruiting, compensation and benefits for additional personnel, associated with IEA beginning to expand into electrical transmission work and corresponding services, which were historically subcontracted to third parties. These costs currently did not have corresponding revenue in fiscal year 2018.

(3)	Credit support fees reflect payments to Oaktree for its guarantee of certain borrowings, which guarantees did not continue post-combination.

(4)	Consulting fees and expenses represents consulting and professional fees and expenses in connection with the merger with MIII Acquisition Corp.

(5)	Non-cash stock compensation expenses.

(6)	Acquisition Integration costs include legal, consulting, personnel and other costs associated with integration activity.

The following table outlines the reconciliation from estimated net income (loss) to estimated Adjusted EBITDA for December 31, 2019:

	For the year ended
(in thousands)	December 31, 2019
	Low	High
Net income (loss)	$3,600	$8,600
Interest expense, net	26,000	31,000
Provision (benefit) for income taxes	49,000	55,100
Depreciation and amortization	1,400	3,100
EBITDA	80,000	97,800
Non-cash stock compensation expense (1)	4,000	4,400
Acquisition integration costs (2)	6,000	7,800
Adjusted EBITDA	$90,000	$110,000

(1)	Non-cash stock compensation expenses.

(2)	Acquisition Integration costs include legal, consulting, personnel and other costs associated with integration activity.

The following table outlines the impact to complete the 2018 weather related projects for the first quarter of 2019:

	Three months ended
(in thousands)	March 31, 2019
	As reported	2018 Weather Impacted Projects	ex. 2018 Weather Impacted Projects
Revenue	$190,810	$43,863	$146,947
Cost of Revenue	184,037	43,490	140,547
Gross Profit	6,773	373	6,400

% Gross Margin	3.5%	0.9%	4.4%